UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 23, 2010
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 510, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.  Changes in Registrant’s Certifying Accountant.

As a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee“) of American Spectrum Realty, Inc. (“American Spectrum” or the “Company“), on August 23, 2010, the Audit Committee approved the engagement of EEPB, PC (“EEPB“) as American Spectrum's independent registered public accounting firm for the fiscal year ending December 31, 2010. EEPB was formally appointed on August 25, 2010. During American Spectrum's two most recent fiscal years ended December 31, 2009 and 2008 and through August 25, 2010 neither the Company nor anyone on its behalf has consulted with EEPB regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on American Spectrum's financial statements, and neither a written report nor oral advice was provided to the Company that EEPB concluded was an important factor considered by American Spectrum in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). In deciding to select EEPB, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EEPB and concluded that EEPB has no commercial relationship with the Company that would impair its independence.

On August 23, 2010, the Audit Committee notified Hein & Associates, LLP (“Hein”) that it will not be retained as American Spectrum's independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2010.

Hein’s reports on American Spectrum's consolidated financial statements for each of the two most recent fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended December 31, 2009 and 2008, and in the subsequent interim period through August 23, 2010, there were (i) no disagreements between American Spectrum and Hein on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Hein, would have caused Hein to make reference to the subject matter of the disagreement in its reports on the consolidated financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Hein with a copy of this Current Report on Form 8-K, and requested that Hein furnish American Spectrum with a letter addressed to the U.S. Securities and Exchange Commission stating whether Hein agrees with the disclosure contained in this Current Report on Form 8-K, or, if not, stating the respects in which it does not agree. The Company has received the requested letter from Hein and a copy of Hein's letter is filed as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

99.1	Letter from Hein & Associates, LLP dated August 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

By:		/s/ William J. Carden
	Name:	William J. Carden
	Title:	Chairman of the Board, President and Chief Executive Officer

Date:   August 26, 2010